Exhibit 5.1

Mint Incorporation Limited Ritter House, Wickhams Cay II PO Box 3170, Road Town Tortola, British Virgin Islands	D +852 3656 6054 E nathan.powell@ogier.com
D +852 3656 6061 E florence.chan@ogier.com

Reference: FYC/AGC/512949.00001

19 May 2026

Dear Sirs

Mint Incorporation Limited (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (including its exhibits, the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the registration for the issuance and sale from time to time, in one or more offerings, as set forth in the Registration Statement and the prospectus contained therein (the Prospectus), of the following securities (collectively, the Securities) of up to US$10,000,000:

(a)	class A ordinary shares of no par value each (the Class A Ordinary Shares);

(b)	agreements to purchase Class A Ordinary Shares to be issued at a future date or dates under a purchase agreement or similar agreement to be entered into between the Company and holder(s) of such agreement (the Share Purchase Contract);

(c)	warrants to subscribe for Class A Ordinary Shares, the Company's debt securities or any combination thereof (the Warrants) issuable pursuant to the applicable warrant agreements (the Warrant Agreement) and the warrant certificates (the Warrant Certificate, and together with the Warrant Agreement, the Warrant Documents) to be entered into by the Company and the warrant agents;

(d)	debt securities (the Debt Securities), including debt securities exchangeable for or convertible into the Class A Ordinary Shares, to be issued pursuant to the applicable indentures (the Indentures), purchase agreement or similar agreement to be entered into by the Company (together with Indentures, the Debt Documents);

(e)	rights to subscribe for Class A Ordinary Shares (the Rights) to be issued pursuant to the applicable rights agreements, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Agreement) and the rights certificates (the Rights Certificate, and together with the Rights Agreement, the Rights Documents); and/or

(f)	units comprising one or more of the Company's securities described in the Registration Statement in any combination (the Units) to be issued pursuant to a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Agreement) and unit certificates (the Unit Certificate, and together with the Unit Agreement, the Unit Documents) to be entered into or issued by the Company.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

The Share Purchase Contracts, the Warrant Documents, the Debt Documents, the Rights Documents, and the Unit Documents are collectively referred to as the Issuance Documents.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents Examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents). We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to below:

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 15 May 2026 (the Company Registry Records), including:

(i)	the certificate of incorporation of the Company dated 18 October 2023 issued by the Registrar of Corporate Affairs of the British Virgin Islands (the Registrar);

(ii)	the second amended and restated memorandum and articles of association of the Company adopted by resolution of directors passed on 31 March 2026 and filed on 8 April 2026 (the Memorandum and Articles);

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 15 May 2026 (the Court Records, and together the Company Registry Records, the Public Records);

The Company Registry Records and the Court Records each as updated by update searches on 15 May 2026 (the Company Registry Records and the Court Records together, and as updated, the Public Records);

(c)	the certificate of good standing dated 15 May 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors of the Company dated 28 January 2026 (the ROD);

(e)	the shareholder list of the Company as at 12 May 2026 provided to us by the Company on 14 May 2026 (the ROM, and together with the ROD, the Registers);

(f)	the written resolutions of directors of the Company dated 18 May 2026 approving, among other things, the issuance of Securities and the Registration Statement (the Board Resolutions); and

(k)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	that the drafts of the Registration Statement are in final form or will not differ in any material respect from the Registration Statement filed with the Commission, and that any mark-ups provided to us accurately reflect all such changes made to such drafts;

(g)	each of the parties to the applicable Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the applicable Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the British Virgin Islands) to enter into and perform their obligations under such Documents, sign such documents and give such information;

(h)	each applicable Document has been, or will be, duly authorised, executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the board of directors of the Company (the Board);

(i)	in authorising the execution and delivery of the applicable Documents by the Company, the exercise of its rights and performance of its obligations under such documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her;

(j)	the Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the British Virgin Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the applicable Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them;

(k)	the applicable Documents will be governed by and construed in accordance with the laws of the State of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(l)	the choice of the laws of the State of New York as the governing law of the Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the British Virgin Islands);

(m)	no monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property and none of the parties to the Governing Documents is acting or will act in relation to the transactions contemplated by such documents, in a manner inconsistent with sanctions imposed by British Virgin Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the British Virgin Islands by orders of His Majesty in Council;

(n)	the Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of duly authorised, executed and delivered applicable Governing Documents and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands);

(o)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the filing of the Registration Statement and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the filing of the Registration Statement and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(p)	neither the directors nor the shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company's property or assets;

(q)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(r)	the issue of any of the Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, would not result in the Company exceeding its maximum number of shares that it is authorised to issue at the relevant time;

(s)	the Debt Documents, the Warrant Documents, the Share Purchase Contracts, the Rights Documents and the Unit Documents have been, or will be, authorised and duly executed and unconditionally delivered by an authorised person for and on behalf of all relevant parties (including the Board) in accordance with all relevant laws;

(t)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(u)	the Debt Documents, the Warrant Documents, the Share Purchase Contracts, the Rights Documents and the Unit Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws(the Relevant Law) (other than, with respect to the Company, the laws of the British Virgin Islands);

(v)	the choice of the Relevant Law as the governing law of the Debt Documents, the Warrant Documents, the Share Purchase Contracts, the Rights Documents and the Unit Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the British Virgin Islands).

(w)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Securities and none of the Securities have been offered or issued to residents of the British Virgin Islands;

(x)	all necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive Debt Documents, Warrant Documents, Share Purchase Contracts, Rights Documents, Unit Documents or similar definitive agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(y)	no monies paid to or for the account of any party under the Debt Documents, the Warrant Documents, the Share Purchase Contracts, the Rights Documents and the Unit Documents represent or are derived from, or will represent or will be derived from the proceeds of “criminal conduct” (as defined in the Proceeds of Criminal Conduct Act 1997). None of the parties to the Debt Documents, the Warrant Documents, the Share Purchase Contracts, the Rights Documents and the Unit Documents is acting or will act in relation to the transactions contemplated by the Debt Documents, the Warrant Documents, the Share Purchase Contracts, the Rights Documents and the Unit Documents in a manner inconsistent with either: (i) United Nations and/or United Kingdom sanctions and/or measures extended by statutory instrument to the British Virgin Islands by Orders in Council and/or (ii) sanctions imposed by governmental or regulatory authorities or agencies in the British Virgin Islands under British Virgin Islands legislation;

(z)	upon the issue of any Class A Ordinary Shares, the Company will receive consideration for the full issue price thereof as approved by the Board;

(aa)	the Company is, and after the issuance (where applicable) of the Securities, will be able to satisfy the solvency test as the same is defined under the BVI Business Companies Act, 2004;

(bb)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

(cc)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate Status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) on 18 October 2023 and is validly existing and in good standing under the laws of the British Virgin Islands.

Maximum Number of Shares Authorised to Issue

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 28,000,000 shares of no par value divided into (i) 25,200,000 Class A Ordinary Shares of no par value and (ii) 2,800,000 class B ordinary shares of no par value.

Corporate Authorisation

(c)	The Company has taken all requisite corporate actions to authorise the registration for the issuance and sale of the Securities under the Registration Statement and the Prospectus.

Class A Ordinary Shares

(d)	With respect to the Class A Ordinary Shares to be issued, excluding the Underlying Shares (as defined below), when

(i)	the Board has taken all necessary corporate actions to authorise and approve the issuance and allotment of the Class A Ordinary Shares, the terms of the issuance and offering of the Class A Ordinary Shares and any other related matters;

(ii)	issued by the Company in accordance with the memorandum and articles of association of the Company then in effect, the Registration Statement and any relevant prospectus supplement and any applicable definitive purchase, underwriting or similar transaction agreements to be approved by the Board; and

(iii)	the subscription price of such Class A Ordinary Shares has been fully paid in cash or other consideration as approved by the Board and such issuance of Class A Ordinary Shares has been duly registered in the register of members of the Company as fully paid shares, the Class A Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Share Purchase Contracts

(e)	With respect to the Share Purchase Contracts to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Share Purchase Contracts and to approve the execution and issue thereof, the terms of the offering thereof and related matters;

(ii)	the Share Purchase Contracts have been duly executed on behalf of the Company, countersigned and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement, any relevant prospectus supplement and the then effective memorandum and articles of association of the Company; and

(iii)	the execution and delivery, and the performance by the Company of its obligations, of the Share Purchase Contracts do not contravene the then effective memorandum and articles of association of the Company and the laws of the British Virgin Islands, the execution of such Share Purchase Contracts will have been duly authorised by the Company.

Warrants

(f)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the execution and issue thereof, the terms of the offering thereof and related matters;

(ii)	the Warrant Agreements have been duly authorised and validly executed and unconditionally delivered by the Company and the warrant agent designated thereunder in accordance with the then effective memorandum and articles of association of the Company;

(iii)	the Warrant Certificates have been duly authorised, validly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement relating to such issue of Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement; and

(iv)	the execution and delivery, and the performance by the Company of its obligations, of the Warrant Agreements and the issuance of the Warrants do not contravene the then effective memorandum and articles of association of the Company and the laws of the British Virgin Islands, the Warrants to be issued pursuant to the applicable Warrant Documents will be duly authorised and validly issued.

Debt Securities

(g)	With respect to the Debt Securities to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	the Debt Documents have been duly authorised and validly executed and unconditionally delivered by the Company and all the relevant parties thereunder in accordance with the then effective memorandum and articles of association of the Company;

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Debt Documents relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement; and

(iv)	the execution and delivery, and the performance by the Company of its obligations, of the Debt Documents and the issuance of the Debt Securities do not contravene the then effective memorandum and articles of association of the Company and the laws of the British Virgin Islands, the Debt Securities to be issued pursuant to the applicable Debt Documents will have been duly authorised and validly issued.

Rights

(h)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	the Rights Agreements have been duly authorised and validly executed and unconditionally delivered by the Company and the rights agent designated thereunder in accordance with the then effective memorandum and articles of association of the Company;

(iii)	the Rights Certificates issued thereunder have been duly authorised, validly executed, countersigned, registered and delivered in accordance with the applicable Rights Agreements relating to such issue of Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement; and

(iv)	the execution and delivery, and the performance by the Company of its obligations, of the Rights Agreement and the issuance of the Rights do not contravene the then effective memorandum and articles of association of the Company and the laws of the British Virgin Islands, the Rights will be duly authorised and validly issued.

Units

(i)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	the Unit Agreements have been duly authorised and validly executed and unconditionally delivered by the Company and the unit agent designated thereunder;

(iii)	the Units (including the Unit Certificates) and any Securities which are components of the Units shall have been duly authorised, validly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Documents relating to such issue of Units, (B) the applicable Warrant Documents relating to any Warrants which are components of the Units, (C) the applicable Rights Documents relating to any Rights which are components of the Units and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement; and

(iv)	the execution and delivery, and the performance by the Company of its obligations, of the Unit Agreements and the issuance of the Units do not contravene the then effective memorandum and articles of association of the Company and the laws of the British Virgin Islands, the Units will be duly authorised and validly issued.

Underlying Class A Ordinary Shares

(j)	With respect to the Class A Ordinary Shares issuable upon the conversion, exchange, redemption, repurchase or exercise of the Share Purchase Contracts, Debt Securities, Warrants, Rights and Units (the Underlying Shares), in each case when the Share Purchase Contracts, Debt Securities, Warrants, Rights and/or Units are exercisable under the terms of the applicable definitive transaction agreements approved by the Board (the Definitive Agreements) as referred to within the Registration Statement, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the issuance and allotment of the Underlying Shares, the execution of the applicable Issuance Documents and any related definitive purchase, underwriting or similar agreement, and any other related matters;

(ii)	issued by the Company in accordance with the terms of such Share Purchase Contracts, Debt Securities, Warrants, Rights and Units (as the case may be), the memorandum and articles of association then in effect and the instruments governing such securities providing for such conversion, exchange, redemption, repurchase or exercise for Underlying Shares, as approved by the Board, and once payment of the consideration as approved by the Board has been received in full; and

(iii)	such issuance of Underlying Shares has been duly registered in the register of members of the Company reflecting as fully paid shares,

the Underlying Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Taxation

(a)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the issuance and sale of the Securities pursuant to the Registration Statement.

(b)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206).

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the applicable Documents and the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands;

(b)	in relation to any representation or warranty made or given by the Company in the applicable Documents and the Registration Statement or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the applicable Documents and the Registration Statement;

(c)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the applicable Documents and the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the applicable Documents and the Registration Statement and any other agreements into which the Company may have entered or any other documents;

(d)	as to whether the acceptance, execution or performance of the Company's obligations under the applicable Documents and the Registration Statement will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company;

(e)	as to the rights, title or interest of the Company to or in, or the existence of, any property or assets that are the subject of the applicable Documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the British Virgin Islands.

4.3	Under the BCA, a copy of the Company's register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render such Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, such Company will be liable to be struck off and dissolved from the Register of Companies.

4.4	Under the BCA, an annual financial return, in the prescribed form, must be filed by the Company with its Registered Agent in respect of each year for which one is due within the timeframe prescribed by the BCA for that year (unless such Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render such Company liable to a penalty fee and where such Company is liable to the maximum penalty and has not filed its annual return, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.5	Under the BCA, unless the Company is within one of the statutory exceptions to the obligation to file and is compliant with any conditions for the relevant exception(s) to apply, a copy of the relevant Company's register of members which is complete and certain prescribed beneficial ownership information for the Company must be filed by the Company at the Registry of Corporate Affairs. Failure to make these filings will render the Company liable to penalty fees and if the filings are not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.6	For the purposes of this opinion "in good standing" means only that the Registrar of Corporate Affairs is satisfied that the Company is deemed to be in good standing under Section 235 of the BCA on the date of issue of the Good Standing Certificate. Notwithstanding any expiry date referred to in the certificate, the Company shall cease to be in good standing under Section 235 of the BCA if the Registrar of Corporate Affairs is not, or ceases to be, satisfied that the Company: (i) is on the Register of Companies; (ii) has paid all fees, annual fees and penalties due and payable; (iii) has filed with the Registrar of Corporate Affairs when due a copy of its registers of directors in accordance with and to the extent required by the BCA; and (iv) has filed with the Registrar of Corporate Affairs when due a copy of its registers of members in accordance with and to the extent required by the BCA; and (v) has filed with the Registrar of Corporate Affairs when due beneficial ownership information in accordance with the BCA; and/or where the Registrar of Corporate Affairs has received any notification that the Company has failed to file its annual return in accordance with and to the extent required by the BCA. We have made no enquiries into the Company's good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors, the copy of the register of members or the Company's beneficial ownership information filed at the Registry of Corporate Affairs matches the details set out on the Certificate of Incumbency or whether the annual return filed by the Company with its registered agent is in the prescribed form as required pursuant to the BCA.

4.7	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search or notifications made to the Registrar of Corporate Affairs by the registered agent of any failure by any Company to file its register of directors, register of members, beneficial ownership information and/or annual return as required and within the time frame prescribed by the BCA;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver and the absence of a registered notice of appointment of a receiver is not conclusive as to there being no existing appointment of a receiver in respect of the Company or its assets.

4.8	In this opinion the phrase “non-assessable” means, with respect to the Class A Ordinary Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on such Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.9	Under the BCA, the entry of the name of a person in the register of members as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person.

5	Governing Law of this Opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to our firm under the headings “Legal Matters” and "Enforceability of Civil Liabilities" of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

Ogier